                                                                  Exhibit 11.1




                               Year Ended       Year Ended       Year Ended       Three Months Ended
                               December 31,     December 31,     December 31,         March 31,
                                  1996             1997             1998                1999
                               ------------     ------------     ------------     ------------------
Basic:
  Net loss...................    ($544,712)     ($2,995,753)     ($12,524,883)       ($6,408,063)
                               ------------     ------------     ------------        -----------
                               ------------     ------------     ------------        -----------

Basic weighted average
  shares outstanding.........   13,725,278       14,097,500        14,607,915         16,468,221
                               ------------     ------------     ------------        -----------
                               ------------     ------------     ------------        -----------

Basic net loss per
  common share...............       ($0.04)          ($0.21)           ($0.86)             (0.39)
                               ------------     ------------     ------------        -----------
                               ------------     ------------     ------------        -----------

Diluted:
  Net loss...................    ($544,712)     ($2,995,753)     ($12,524,883)        (6,408,063)
                               ------------     ------------     ------------        -----------
                               ------------     ------------     ------------        -----------

Diluted weighted average
  shares outstanding.........   13,725,278       14,097,500        14,607,915         16,468,221
                               ------------     ------------     ------------        -----------
                               ------------     ------------     ------------        -----------

Diluted net loss per
  common shares..............       ($0.04)          ($0.21)           ($0.86)             (0.39)
                               ------------     ------------     ------------        -----------
                               ------------     ------------     ------------        -----------
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